SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 26, 2001
                        (Date of Earliest Event Reported)

                           ORION POWER HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                    1-16077                  52-2087649
      (State or other       (Commission File Number)        (IRS Employer
       jurisdiction                                     Identification Number)
     of incorporation)

                        7 EAST REDWOOD STREET, 10TH FLOOR
                               BALTIMORE, MD 21202
          (Address of principal executive offices, including Zip Code)
                                 (410) 230-3500
              (Registrant's telephone number, including area code)

Item 5 - Other Events.

On September 26, 2001, Orion Power Holdings, Inc. ("Orion Power") issued a press release announcing that Reliant Resources, Inc., Reliant Energy Power Generation Merger Sub, Inc. and Orion Power entered into an agreement and plan of merger (the "Merger Agreement"), dated as of September 26, 2001. In connection with the Merger Agreement, on September 26, 2001, Orion Power amended its Rights Agreement, dated November 1, 2000 (as amended, the "Rights Agreement"), between Orion Power and LaSalle National Bank Association as Rights Agent. A copy of each of the Merger Agreement, the amendment to the Rights Agreement and the press release is attached hereto as Exhibits 2.1, 4.1 and 99.1, respectively, and is hereby incorporated by reference.

Item 7(c) - Exhibits.

    2.1 Agreement and Plan of Merger, dated as of September 26, 2001, by and among Reliant Resources, Inc., Reliant Energy Power Generation Merger Sub, Inc. and Orion Power Holdings, Inc.

    4.1 Amendment, dated as of September 26, 2001, to the Rights Agreement, dated November 1, 2000, by and between Orion Power Holdings, Inc. and LaSalle National Bank Association as Rights Agent.

    99.1  Press release.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Orion Power Holdings, Inc.


Date:  September 26, 2001              By:  /s/ Scott B. Helm
                                            ---------------------------------
                                           Name:  Scott B. Helm
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

                                  EXHIBIT INDEX


    2.1 Agreement and Plan of Merger, dated as of September 26, 2001, by and among Reliant Resources, Inc., Reliant Energy Power Generation Merger Sub, Inc. and Orion Power Holdings, Inc.

    4.1 Amendment, dated as of September 26, 2001, to the Rights Agreement, dated November 1, 2000, by and between Orion Power Holdings, Inc. and LaSalle National Bank Association as Rights Agent.

    99.1  Press release.